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                                                                     Exhibit 5.2


               [LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]


                                                                  June 11, 1996




Norcal Waste Systems, Inc.
Five Thomas Mellon Circle
San Francisco, CA 94134

Ladies and Gentlemen:

         We have acted as special New York counsel to Norcal Waste Systems, Inc., a California corporation (the "Company"), in connection with the Company's issuance of its 12.5% Series B Senior Notes due 2005 (the "Series B Notes") to be issued under an indenture dated as of November 20, 1995 (the "Indenture") among the Company, the direct and indirect subsidiaries of the Company listed on
Schedule II to the Indenture and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Series B Notes are to be issued in exchange for the Company's 12.5% Series A Senior Notes due 2005 (the "Series A Notes").

         In arriving at the opinions expressed below, we have reviewed the following documents:

               (a) a form of the Indenture;

               (b) a form of the Series B Notes; and

               (c) a form of the guarantees ("Guarantees") of the Series B Notes by the subsidiaries of the Company identified in the Indenture as the guarantors of the Series B Notes (the "Subsidiary Guarantors").

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

         In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and
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Norcal Waste Systems, Inc.
June 11, 1996
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have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the Indenture, the Series B Notes and the Guarantees conform to the forms thereof that we have reviewed and that the Series B Notes will be duly authenticated in accordance with the terms of the Indenture and
(iii) that the Series A Notes have been duly executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Company and are validly outstanding under the Indenture.

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Series B Notes have been duly executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered by the Trustee in exchange for Series A Notes in accordance with the Indenture, and the Guarantees have been duly executed and delivered by the Subsidiary Guarantors, the Series B Notes will be legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, and the Guarantees will be the legal, valid and binding and enforceable obligations of the Subsidiary Guarantors.

         In rendering the foregoing opinion we have assumed that each of the Company, the Subsidiary Guarantors and each other party to the Indenture or the Guarantees has satisfied those legal requirements that are applicable to it to the extent necessary to make the Indenture or the Guarantees enforceable against it, and that the execution, sale and delivery of the Series A Notes, the execution and delivery of the Series B Notes in exchange for the Series A Notes and the execution and delivery of the Guarantees have been duly authorized by all necessary action of the Company and the Subsidiary Guarantors. The foregoing opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The foregoing opinion is limited to the law of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement of the Company and the Subsidiary Guarantors on Form S-4 (No. 33-80777) (the "Registration Statement"), to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued
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Norcal Waste Systems, Inc.
June 11, 1996
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thereunder with respect to any part of the Registration Statement, and to the reliance on this opinion by Howard, Rice, Nemerovski, Canady, Falk & Rabkin in their opinion to you that is to be filed as an exhibit to the Registration Statement. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                           Very truly yours,


                                           CLEARY, GOTTLIEB, STEEN & HAMILTON


                                           By /s/ Raymond B. Check
                                              ----------------------------------
                                              Raymond B. Check, a Partner